Exhibit 10.63

GILEAD SCIENCES, INC.

SEVERANCE PLAN

(As Amended and Restated Effective May 8, 2007)

Adopted on March 23, 2004,

to be effective January 29, 2003

Amended and Restated on May 9, 2006,

to be effective January 1, 2005

Amended and Restated on May 8, 2007

to be effective May 8, 2007

TABLE OF CONTENTS

I.	INTRODUCTION	1

II.	COMMENCEMENT OF PARTICIPATION	1

III.	TERMINATION OF PARTICIPATION	1

IV.	SEVERANCE PAY BENEFIT	2

V.	TIME AND FORM OF SEVERANCE PAY BENEFIT	5

VI.	DEATH OF A PARTICIPANT	6

VII.	AMENDMENT AND TERMINATION	7

VIII.	NON-ALIENATION OF BENEFITS	8

IX.	SUCCESSORS AND ASSIGNS	8

X.	LEGAL CONSTRUCTION	8

XI.	ADMINISTRATION AND OPERATION OF THE PLAN	8

XII.	CLAIMS, INQUIRIES AND APPEALS	10

XIII.	BASIS OF PAYMENTS TO AND FROM PLAN	12

XIV.	OTHER PLAN INFORMATION	12

XV.	STATEMENT OF ERISA RIGHTS	12

XVI.	AVAILABILITY OF PLAN DOCUMENTS FOR EXAMINATION	13

XVII.	DEFINITIONS	14

APPENDIX A Chief Executive Officer Severance Benefits		19

APPENDIX B Executive Vice President and Senior Vice President Severance Benefits		24

APPENDIX C Vice President and Senior Advisor Severance Benefits		28

APPENDIX D Severance Benefits for Eligible Employees other than Chief Executive Officer, Executive Vice President, Senior Vice President, Vice President and Senior Advisor		32

i

GILEAD SCIENCES, INC.

SEVERANCE PLAN

AND

SUMMARY PLAN DESCRIPTION

(As Amended and Restated Effective May 8, 2007)

I.	INTRODUCTION

The Gilead Sciences, Inc. Severance Plan (the “Plan”) was originally adopted by the Company effective January 29, 2003, and was subsequently amended and restated effective January 1, 2005. This May 8, 2007 amendment and restatement is hereby adopted to bring the Plan into compliance with Section 409A of the Code and the final Treasury Regulations thereunder and to incorporate certain transitional relief in accordance with Treasury Notice 2005-1, Q&A-19, as modified by the preamble to the proposed and the final regulations pursuant to Section 409A of the Code, published in the Federal Register on October 4, 2005 and April 17, 2007, respectively. This Plan and Summary Plan Description replaces all severance or similar plans or programs of the Company previously in effect. The Company has no severance or similar plan or program other than this Plan.1

The purpose of the Plan is to provide a Severance Pay Benefit to certain Eligible Employees whose employment with the Company terminates under certain prescribed circumstances. The Company is the Plan Administrator for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is intended to comply with the requirements of Section 409A of the Code.

Capitalized terms used in this Plan shall have the meaning set forth in Section XVII.

II.	COMMENCEMENT OF PARTICIPATION

An Eligible Employee shall commence participation in the Plan upon the later of (i) January 29, 2003 or (ii) his or her date of hire.

III. TERMINATION OF PARTICIPATION

A Participant’s participation in the Plan shall terminate upon the occurrence of the earliest of the following:

(a)	The Participant’s employment terminates without meeting the requirements of Section IV(a)(i)(1).

(b)	The Participant’s employment terminates with a provision of Section IV(a)(ii) being applicable.

[1]	The Triangle Pharmaceuticals, Inc. Severance Plan remained in effect until January 23, 2004 and provided benefits to employees of Triangle who were involuntarily terminated.

(c)	The Participant fails to meet the requirements of Section IV(a)(i)(2).

(d)	The Participant has received a complete distribution of his or her Severance Pay Benefit.

(e)	The Participant ceases to be an Eligible Employee (other than by reason of termination of his or her employment with the Company).

(f)	The Plan terminates.

IV.	SEVERANCE PAY BENEFIT

(a)	Eligibility for Severance Pay Benefit

(i)	Subject to Section IV(a)(ii), a Participant shall be eligible for a Severance Pay Benefit only if the Participant meets the requirements of Section IV(a)(i)(1) and Section IV(a)(i)(2).

(1)	The Participant incurs a Termination of Employment due to involuntary termination by the Company because of a Company-wide or departmental reorganization or a significant restructuring of the Participant’s job duties; provided, however, that a Participant shall also be deemed to have been involuntarily terminated by the Company if he or she incurs a Termination of Employment due to resignation because of (A) a transfer to a new work location that is more than 50 miles from his or her previous work location, and (B) in the case of a Participant whose Severance Pay Benefit is determined with reference to Appendix A, B or C, a Constructive Termination (as defined in Section 11(d) of the Gilead Sciences, Inc. 2004 Equity Incentive Plan, as it may be amended from time to time or any successor to such provision) in conjunction with a Change in Control and within the time specified in Appendix A, B or C, as applicable.

(2)	The Participant executes the Release within the time frame prescribed therein, but in no event more than forty-five (45) days after his or her Termination of Employment, and the period (if any such period is prescribed in the Release) for revoking the execution of the Release under the Older Workers’ Benefit Protection Act, 29 U.S.C. § 626(f), expires without the Participant’s revocation of such Release.

Under no circumstances shall a Participant be construed as having a Termination of Employment or be eligible for a Severance Pay Benefit if he or she terminates employment with the Company for the purpose of accepting employment with the entity that effectuates a Change in Control, its subsidiaries or affiliates.

(ii)	Notwithstanding Section IV(a)(i), a Participant shall be disqualified from receiving a Severance Pay Benefit upon the occurrence of any of the following:

(1)	The Participant voluntarily terminates employment with the Company for any reason prior to the termination date set by the Company;

(2)	The Participant’s employment with the Company is terminated by death or for cause (including, without limitation, gross misconduct or dereliction of duty) or for failure to meet performance goals or objectives as determined by the Company;

(3)	If the Participant is receiving short-term sick leave benefits on the date of termination, the Participant fails to execute and deliver to the Company, within thirty (30) days after his or her Termination of Employment, a written waiver of any short-term sick leave benefits that might otherwise be payable after employment terminates;

(4)	The Participant terminates employment with the Company in order to accept employment with an organization that is wholly or partly owned (directly or indirectly) by the Company or an Affiliate;

(5)	The Participant accepts any job with a Buyer or Outsourcing Supplier;

(6)	The Participant is offered full-time employment with a Buyer or Outsourcing Supplier at a new work location 50 miles or less from his or her previous work location with the Company and taking such position would not result in a reduction in his or her Regular Earnings;

(7)	Except in the case of a Severance Pay Benefit payable on account of a Change in Control of the Company, the Participant received a severance benefit in connection with an acquisition by the Company within 24 months prior to his or her termination of employment; or

(8)	Except for a Severance Pay Benefit payable on account of a Change in Control of the Company, the Participant has not completed six months of Continuous Service as of the date of his or her termination of Employee status; provided, however, that, effective May 8, 2007, such service requirement shall not be applicable to Employees who are Vice Presidents or in Grades 21 through 34,.

The business decisions that may result in a Participant qualifying for a Severance Pay Benefit are decisions to be made by the Company in its sole discretion. In making these decisions, similarly situated organizations, locations, functions, classifications, and/or Participants need not be treated in the same manner. The date selected by the Company to terminate the Participant’s employment is within its sole discretion.

(b)	Amount of Severance Pay Benefit

(i)	Subject to Section IV(b)(ii), the Severance Pay Benefit payable to a Participant shall be as set forth in the applicable Appendix:

(1)	Appendix A – Chief Executive Officer.

(2)	Appendix B – Executive Vice Presidents and Senior Vice Presidents.

(3)	Appendix C – Vice Presidents and Senior Advisors

(4)	Appendix D – All Eligible Employees not covered by Appendix A, B, or C.

Senior Advisors covered under Appendix C shall only be eligible for a Severance Pay Benefit in connection with a Change in Control.

(ii)	Notwithstanding Section IV(b)(i), any Severance Pay Benefit otherwise payable under the Plan shall be reduced (but not below zero) as follows:

(1)	If a Participant is reemployed by the Company or an Affiliate within the number of weeks after his or her Termination of Employment that is equal to the number of weeks taken into consideration in calculating the Severance Pay Benefit, the total Severance Pay Benefit payable to such Participant shall be reduced to the dollar amount that the Participant’s Regular Earnings would have been for the period from the date of termination to the date of reemployment. In all cases, the reduced benefit will be based on the Participant’s Regular Earnings used to calculate such Participant’s Severance Pay Benefit under the Plan. A Participant will be considered “reemployed” under the Plan for purposes of the foregoing repayment provision if he or she is rehired as an Employee or if he or she is retained at a Company facility as or through a contractor for more than a full-time equivalent of more than 45 work days.

(2)	If a Participant is employed by a Buyer or Outsourcing Vendor within the number of weeks after his or her Termination of Employment that is equal to the number of weeks taken into consideration in calculating the Severance Pay Benefit, the total Severance Pay Benefit payable to such Participant shall be reduced to the dollar amount that the Participant’s Regular Earnings would have been for the period from the date of termination to the date of employment with the Buyer or Outsourcing Vendor.

This Section IV(b)(ii)(2) may be waived in writing by the Company in its sole discretion.

(3)	By severance pay or other similar benefits payable under any other plan or policy of the Company or an Affiliate or government required payment (other than unemployment compensation under United States law), including, but not limited to, any benefit enhancement program that may be adopted as part of a pension plan.

(4)	By any amounts payable pursuant to the Worker Adjustment and Retraining Notification Act (“WARN”) or any other similar federal, state or local statute.

(5)	By the amount of any indebtedness to the Company.

(c)	Repayment of the Severance Pay Benefit

If the Participant has received payment under the Plan in excess of the Severance Pay Benefit, as reduced in Section IV(b)(ii), the Participant must agree as a condition of reemployment that such excess will be repaid to the Company within sixty (60) days after the date his or her reemployment commences.

V.	TIME AND FORM OF SEVERANCE PAY BENEFIT

(a)	The Severance Pay Benefit for each Participant shall be paid in equal periodic installments over the total number of weeks taken into account in determining the amount of the Severance Pay Benefit to which such Participant in entitled. Except as set forth below, such installments shall be payable over the applicable period on the regularly scheduled pay dates for the Participant’s former job and location, beginning with the first pay date coincident with or next following the later of (i) the date the Release delivered by the Participant in accordance with Section IV(a)(i)(2) becomes effective following the expiration of any applicable revocation period or (ii) the date any waiver required of the Participant pursuant to Section IV(a)(ii)(3) is delivered, provided such Release and waiver are each delivered to the Company within the required time period following the Participant’s Termination of Employment, as set forth in Section IV.

(i)	Severance Pay Benefits that become payable in January, 2005 shall be paid in the form determined pursuant to the terms of the plan as in effect prior to January 1, 2005[2]; and

(ii)	Notwithstanding any provision to the contrary in this Section V or any other Section of the Plan, no Severance Pay Benefit that is deemed to constitute “nonqualified deferred compensation” within the meaning of and subject to Section 409A of the Code shall commence with respect to a Participant until the earlier of (i) the first day of the seventh (7th) month following the date of such Participant’s Termination of Employment or (ii) the date of his or her death, if the Participant is deemed at the time of such Termination of Employment to be a Specified Employee and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable deferral period, all payments deferred pursuant to this

[2]

Prior to January 1, 2005, the Plan provided that Participants could elect one of the following forms of distribution: (i) installment payments over the period with respect to which the Severance Pay Benefit is determined, payable on the regularly scheduled pay dates for the Participant’s former job and location; (ii) a lump sum payment before December 31 of the year in which employment terminates; (iii) a lump sum payment after December 31 of the year in which employment terminates but within 24 months after termination of employment; or (iv) a maximum of two installment payments over a period not to exceed 24 months from the termination date.

Section V(a)(ii) shall be paid in a lump sum to the Participant, and any remaining Severance Pay Benefit shall be paid in accordance with the schedule described in Section V(a) above.

(iii)	Notwithstanding paragraph (ii) above, should a Participant who is a Specified Employee at the time of his or her Termination of Employment become entitled to a General Severance Pay Benefit prior to the occurrence of a Change in Control, then the portion of that Severance Pay Benefit that does not exceed the dollar limit described below and is otherwise scheduled to be paid no later than the last day of the second calendar year following the calendar year in which his or her Termination of Employment occurs will not be subject to any deferred commencement date under paragraph (ii) above and shall be paid to such Participant as it becomes due under Section V(a), provided and only if such portion qualifies as an involuntary separation pay plan in accordance with the requirements set forth in Section 1.409A-1(b)(9)(iii) of the Treasury Regulations. For purposes of this paragraph (iii), the applicable dollar limitation will be equal to the lesser of (A) the Participant’s annualized compensation (based on his or her annual rate of pay for the taxable year preceding the taxable year of his or her Termination of Employment, adjusted to reflect any increase during that taxable year which was expected to continue indefinitely had such Termination of Employment not occurred) or (B) two times the compensation limit under Section 401(a)(17) of the Code as in effect in the year of the Termination of Employment. To the extent the portion of the Severance Pay Benefit to which such Participant would otherwise be entitled under Section V(a) during the deferral period under paragraph (ii) above exceeds the foregoing dollar limitation, such excess shall be paid in a lump sum upon the expiration of that deferral period, in accordance with the payment delay provisions of paragraph (ii) above, and the remainder of the Severance Pay Benefit (if any) shall be paid in accordance with the schedule described in Section V(a) above. In no event, however, shall this paragraph (iii) be applicable to any Severance Pay Benefit (or any portion thereof) which does not qualify as an involuntary separation pay plan under Section 1.409A-(b)(9)(iii) of the Treasury Regulations.

(b)	Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made from the Plan that would constitute an impermissible acceleration of payment as defined in Section 409A(3) of the Code and the regulations promulgated thereunder.

(c)	No interest shall be paid on a Severance Pay Benefit required to be deferred in accordance with the foregoing.

VI.	DEATH OF A PARTICIPANT

If a Participant dies after qualifying for a Severance Pay Benefit but before such benefit is completely paid, the balance of the Severance Pay Benefit shall be paid in a lump sum to the Participant’s Beneficiary not later than the last to occur of (i) December 31 of the year in which the Participant’s death occurred or (ii) 2-1/2 months after the date of the Participant’s death.

VII.	AMENDMENT AND TERMINATION

(a)	General Rule.

Although the Company expects to continue the Plan indefinitely, inasmuch as future conditions cannot be foreseen, (subject to Sections VII(b) and (c)) the Company reserves the right to amend or terminate the Plan at any time by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority of the board of directors. However, no amendment or termination shall adversely affect the right of a Participant to:

(i)	receive the unpaid balance of any Severance Pay Benefit that has become payable in accordance with the foregoing provisions of the Plan; or

(ii)	qualify for a Severance Pay Benefit by the timely execution of the Release after such amendment or termination.

(b)	Restrictions on Amendments.

Notwithstanding Section VII(a) of the Plan, and except to the extent required to comply with applicable law, no termination of the Plan and no amendment described below shall be effective if adopted within six months before or at any time after the public announcement of an event or proposed transaction which would constitute a Change in Control (as such term is defined prior to such amendment); provided, however, that such an amendment or termination of the Plan may be effected, even if adopted after such a public announcement, if (a) the amendment or termination is adopted after any plans have been abandoned to cause the event or effect the transaction which, if effected, would have constituted the Change in Control, and the event which would have constituted the Change in Control has not occurred, and (b) within a period of six months after such adoption, no other event constituting a Change in Control has occurred, and no public announcement of a proposed transaction which would constitute a Change in Control has been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred.

The amendments prohibited by this Section VII(b) include any amendment which is executed (or would otherwise become effective) at the request of a third party who effectuates a Change in Control or any amendment which, if adopted and given effect would:

(i)	Deprive any individual who is an Eligible Employee as of the Change in Control of coverage under the Plan as constituted at the time of such amendment;

(ii)	Limit eligibility for or reduce the amount of any Severance Pay Benefit; or

(iii)	Amend Section VII, IX, or the definitions of the terms “Change in Control” or “Successors and Assigns” in Section XVII of the Plan.

No person shall take any action that would directly or indirectly have the same effect as any of the prohibited amendments or termination described in this Section VII(b).

(c)	No Change in Payment Schedule

Under no circumstances shall any amendment or termination of the Plan affect or modify the payment schedule in effect for a Participant’s Severance Pay Benefit in a manner which would otherwise result in an impermissible acceleration or deferral of that payment schedule under Code Section 409A.

(d)	Amendments to Comply with Section 409A of the Code.

Notwithstanding any provision of Section VII to the contrary, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Plan as may be necessary to ensure the Severance Pay Benefits provided under this Plan are made in a manner that qualifies for exemption from, or otherwise complies with, Section 409A of the Code; provided, however, that the Company makes no representation that the Severance Pay Benefit provided under this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Severance Pay Benefits provided under this Plan.

VIII.	NON-ALIENATION OF BENEFITS

To the full extent permitted by law and except as provided in the Plan, no Severance Pay Benefit shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.

IX.	SUCCESSORS AND ASSIGNS

The Plan shall be binding upon the Company, its Successors and Assigns. Notwithstanding that the Plan may be binding upon such Successors and Assigns by operation of law, the Company shall require any Successor or Assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.

X.	LEGAL CONSTRUCTION

This Plan is governed by and shall be construed in accordance with the Code and ERISA and, to the extent not preempted by ERISA, with the laws of the State of California.

XI.	ADMINISTRATION AND OPERATION OF THE PLAN

(a)	Plan Sponsor and Plan Administrator.

The Company is the “Plan Sponsor” and the “Plan Administrator” of the Plan as such terms are used in ERISA.

(b)	Administrative Power and Responsibility.

The Company in its capacity as Plan Administrator of the Plan is the named fiduciary that has the authority to control and manage the operation and administration of the Plan. The Company shall make such rules, regulations, interpretations, and computations and shall take such other action to administer the Plan as it may deem appropriate. The Company shall have the sole discretion to interpret the provisions of the Plan and to determine eligibility for benefits pursuant to the objective criteria set forth in the Plan. In administering the Plan, the Company shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(l) of ERISA. The Company may engage the services of such persons or organizations to render advice or perform services with respect to its responsibilities under the Plan as it shall determine to be necessary or appropriate. Such persons or organizations may include (without limitation) actuaries, attorneys, accountants and consultants.

(c)	Review Panel.

Upon receipt of a request for review, the Company shall appoint a Review Panel that shall consist of three or more individuals. The Review Panel shall be the named fiduciary that shall have authority to act with respect to appeals from denial of benefits under the Plan.

(d)	Service in More Than One Fiduciary Capacity.

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(e)	Performance of Responsibilities.

The responsibilities of the Company under the Plan shall be carried out on its behalf by its officers, employees, and agents. The Company may delegate any of its fiduciary responsibilities under the Plan to another person or persons pursuant to a written instrument that specifies the fiduciary responsibilities so delegated to each such person.

(f)	Employee Communications and Other Plan Activities.

In communications with its employees and in any other activities relating to the Plan, the Company shall comply with the rules, regulations, interpretations, computations, and instructions that were issued to administer the Plan. With respect to matters relating to the Plan, directors, officers, and employees of the Company shall act on behalf or in the name of the Company in their capacity as directors, officers, and employees and not as individual fiduciaries.

XII.	CLAIMS, INQUIRIES AND APPEALS

(a)	Claims for Benefits and Inquiries.

All claims for benefits and all inquiries concerning the Plan or present or future rights to benefits under the Plan, shall be submitted to the Plan Administrator in writing and addressed as follows: “Gilead Sciences, Inc., Plan Administrator under the Gilead Sciences, Inc. Severance Plan, 333 Lakeside Drive, Foster City, CA 94404 “ or such other location as communicated to the Participant. A claim for benefits shall be signed by the Participant, or if a Participant is deceased, by such Participant’s spouse or registered domestic partner, designated beneficiary or estate, as the case may be.

(b)	Denials of Claims.

In the event that any claim for benefits is denied, in whole or in part, the Plan Administrator shall notify the claimant in writing of such denial and of the right to a review thereof. Such written notice shall set forth in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provision on which such denial is based, a description of any information or material necessary to perfect the claim, an explanation of why such material is necessary, an explanation of the Plan’s review procedure which includes information on how to appeal the denial and a statement regarding the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review. Such written notice shall be given to the claimant within 90 days after the Plan Administrator receives the claim, unless special circumstances require an extension of time of up to an additional 90 days for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision on the claim for benefits. The claimant shall be permitted to appeal such denial in accordance with the Review Procedure set forth below.

(c)	Review Panel.

The Plan Administrator shall appoint a “Review Panel,” consisting of three or more individuals who may (but need not) be employees of the Company. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits.

(d)	Requests for a Review.

Any person whose claim for benefits is denied in whole or in part, or such person’s duly authorized representative, may appeal from such denial by submitting a request for a review of the claim to the Review Panel within 60 days after receiving written notice of such denial from the Plan Administrator. A request for review shall be in writing and shall be addressed as follows: “Review Panel under the Gilead Sciences, Inc. Severance Plan, 333 Lakeside Drive, Foster City, CA 94404” or such other location as communicated to the Participant. A request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the claimant deems pertinent. As part of the review procedure, the claimant or the claimant’s duly authorized representative may submit written comments, documents, records and other information related to the claim. The Review Panel will consider all comments, documents, records and other information submitted by the claimant or the claimant’s duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records or other information (all of which must not be privileged) relevant to the benefit claim. The Review Panel may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

(e)	Decision on Review.

The Review Panel shall act on each request for review and notify the claimant within 60 days after receipt thereof unless special circumstances require an extension of time, up to an additional 60 days, for processing the request. If such an extension for review is required, written notice of the extension shall be furnished to the claimant within the initial 60-day period. The Review Panel shall give prompt, written notice of its decision to the claimant and to the Plan Administrator. In the event that the Review Panel confirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, specific references to the Plan provisions on which the decision is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the benefit claim, a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and a statement informing the claimant of his or her right to bring a civil action under ERISA section 502(a).

(f)	Rules and Procedures.

The Review Panel shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section XII. The Review Panel may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the claimant’s own expense.

(g)	Exhaustion of Remedies.

No legal action for benefits under the Plan shall be brought unless and until the claimant:

(i)	has submitted a written claim for benefits in accordance with Section XII(a);

(ii)	has been notified by the Plan Administrator that the claim is denied;

(iii)	has filed a written request for a review of the claim in accordance with Section XII(d); and

(iv)	has been notified in writing that the Review Panel has affirmed the denial of the claim.

XIII.	BASIS OF PAYMENTS TO AND FROM PLAN

All Severance Pay Benefits under the Plan shall be paid by the Company. The Plan shall be unfunded and benefits hereunder shall be paid only from the general assets of the Company.

XIV.	OTHER PLAN INFORMATION

(a)	Plan Identification Numbers.

The Employer Identification Number (EIN) assigned to the Plan Sponsor (Gilead Sciences, Inc.) by the Internal Revenue Service is 94-3047598. The Plan Number (PN) assigned to the Plan by the Plan Sponsor pursuant to instructions of the Internal Revenue Service is 508.

(b)	Ending Date of the Plan’s Fiscal Year.

The date of the end of the year for the purpose of maintaining the Plan’s fiscal records is December 31.

(c)	Agent for the Service of Legal Process.

The agent for the service of legal process with respect to the Plan is the Secretary of Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404. The service of legal process may also be made on the Plan by serving the Plan Administrator.

(d)	Plan Sponsor and Administrator.

The “Plan Sponsor” and the “Plan Administrator” of the Plan is Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404; 650-522-5800 or such other location as communicated to the Participant. The Plan Administrator is the named fiduciary charged with responsibility for administering the Plan.

XV.	STATEMENT OF ERISA RIGHTS

(a)	As a participant in this Plan (which is a welfare plan sponsored by the Company), you are entitled to the following rights and protection under ERISA:

(b)	Examine, without charge, at the Plan Administrator’s office and at other specified locations such as work sites, all Plan documents, collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure of the Employee Benefits Security Administration.

(c)	Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

(d)	In addition to creating rights for Plan Participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit Plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and Beneficiaries.

(e)	No one, including your employer, your union, nor any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the claim reviewed and reconsidered.

(f)	Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(g)	If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

XVI.	AVAILABILITY OF PLAN DOCUMENTS FOR EXAMINATION

ERISA requires Gilead Sciences, Inc., as the Plan Administrator of a benefit plan sponsored by the Company, to make available for your examination the Plan documents under which the Plan is established and operated.

The pertinent Plan documents include official Plan texts and any other documents under which the Plan is established or operated, and applicable collective bargaining agreements.

These Plan documents are available for your examination at the Plan Administrator’s office, 333 Lakeside Drive, Foster City, CA 94404, and at certain other locations such as the Company’s Human Resources offices.

XVII.	DEFINITIONS

(a)	“Affiliate” means a member of the Affiliated Group other than Gilead Sciences, Inc. and any Subsidiary.

(b)	“Affiliated Group” means Gilead Sciences, Inc., each Subsidiary and each other entity that has been designated in writing by the Company as a member of the Affiliated Group. Such designated entities shall be set forth in Schedule I, as amended from time to time.

(c)	“Beneficiary” means the person or persons so designated by a Participant. A Participant may change or revoke a designation of a Beneficiary at any time. To be effective, any designation of a Beneficiary, or any change or revocation thereof, must be made in writing on the prescribed form and must be received by the Company (in a form acceptable to the Company) before the Participant’s death. If a Participant fails to make a valid designation of a Beneficiary, or if the validly designated Beneficiary is not living when a payment is to be made to such Beneficiary hereunder, the Participant’s Beneficiary shall be the Participant’s spouse or registered domestic partner if then living or, if not, the Participant’s estate.

(d)	“Buyer” means an entity that purchases (or has purchased) some or all of the Affiliated Group’s interest applicable to the operation in which the Participant is employed, or an entity that is a direct or indirect successor in ownership or management of the operation in which the Participant is employed. Notwithstanding the above, Buyer shall not include the entity that effectuates a Change in Control.

(e)	“Change in Control” means an event which constitutes a change in control of the Company as defined in Section 2(i) of the Gilead Sciences, Inc. 2004 Equity Incentive Plan, as it may be amended from time to time or any successor to such provision.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(g)	“Company” means Gilead Sciences, Inc. Where the context requires, “Company” also includes its Subsidiaries, and any of their Successors and Assigns.

(h)	“Continuous Service” means the sum of the following:

(i)	Any period of time during which a person qualifies as an Eligible Employee or, having once so qualified, is on a leave of absence with pay, a paid vacation or holiday or is receiving benefits under the Company’s short-term disability plan; or;

(ii)	Any other period that constitutes Continuous Service under written rules or procedures adopted from time to time by the Company, subject to such terms and conditions as the Company may establish; and any period of time while employed by the Company’s Successor or Assigns that that would have constituted Continuous Service if the service had been with the Company prior to the Change in Control.

If an Eligible Employee’s Continuous Service is interrupted and the Eligible Employee subsequently returns to a status that constitutes Continuous Service, such prior Continuous Service shall be disregarded for all purposes of the Plan, except that if an Eligible Employee is reemployed within one year following termination of Continuous Service, all prior Continuous Service and the time period between the date of termination and reemployment will be considered Continuous Service.

(i)	“Determination Date” means each December 31.

(j)	“Eligible Employee” means any common law employee on the U.S. dollar payroll of the Company or any Subsidiary who (i) is not on the payroll of a person other than the Company or such Subsidiary and who is for any reason deemed by the Company or any Subsidiary to be a common law employee of the Company or such Subsidiary; (ii) is not considered by the Company or any Subsidiary in its sole discretion to be an independent contractor, regardless of whether the individual is in fact a common law employee of the Company or such Subsidiary; and (iii) who at the time of his or her termination of employment with the Company or such Subsidiary is not on a Leave of Absence Without Pay. An individual’s status as an Eligible Employee shall be determined by the Company in its sole discretion, and such determination shall be conclusively binding on all persons. Notwithstanding the foregoing, “Eligible Employee” does not include an employee or former employee of an entity the stock or assets of which are acquired by the Company or any Subsidiary, unless and until the Company’s management determines that the Plan shall be applicable to such employees or former employees.

(k)	“Employer Group” means the Company and each member of the group of commonly controlled corporations or other businesses that include the Company, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, but in making such determination the phrase “at least 50%” shall be applied instead of the phrase “at least 80%,” wherever the latter phrase appears in those Code sections.

(l)	“Employee” means an individual for so long as he or she is in the employ of at least one member of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(m)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

(n)	“Family Leave” means a leave under the Company’s family leave policy.

(o)	“Specified Employee” shall mean a “key employee” (within the meaning of that term under Code Section 416(i)). Effective as of January 1, 2005, a Specified Employee is an Eligible Employee who, on a Determination Date, is:

(i)	An officer of the Company having annual compensation greater than the compensation limit in Section 416(i)(1)(A)(i) of the Code, provided that no more than fifty officers of the Company shall be determined to be Specified Employees as of any Determination Date;

(ii)	A five percent owner of the Company; or

(iii)	A one percent owner of the Company having annual compensation from the Company of more than $150,000.

If an Eligible Employee is determined to be a Specified Employee on a Determination Date, then such Eligible Employee shall be considered a Specified Employee for purposes of the Plan during the period beginning on the first April 1 following the Determination Date and ending on the next March 31.

For purposes of determining an officer’s compensation when identifying Specified Employees, compensation is defined in accordance with Treas. Reg. §1.415(c)–2(a), without applying any safe harbor, special timing or other special rules described in Treas. Reg. §§ 1.415(c)–2(d), 2(e) and 2(g).

(p)	“Leave of Absence Without Pay” means a leave of absence without pay under the Company’s leave of absence policy.

(q)	“Outsourcing Supplier” means an entity to whom the Company outsources a function performed by Eligible Employees where the Company agrees with such entity in the outsourcing agreement that it will offer jobs to current Eligible Employees performing that function for the Company.

(r)	“Participant” means any Eligible Employee who has commenced participation in the Plan pursuant to Section II and whose participation has not terminated pursuant to Section III.

(s)	“Plan” means the Gilead Sciences, Inc. Severance Plan.

(t)	“Plan Administrator” means the Company.

(u)	“Regular Earnings” means straight-time wages or salary paid to a Participant by any entity within the Employer Group for working a regular work schedule or for a leave of absence with pay, and shall include any amount that is contributed to any employee benefit plan on behalf of the Participant by any entity within the Employer Group under a salary reduction agreement entered into pursuant to such plan and that is excluded from the Participant’s gross income under section 125, 132(f), or 402(g) of the Code.

(v)

“Release” means a Release in the form prescribed by the Company in its sole discretion, pursuant to which the Participant shall waive all employment-related claims in connection with his or her employment with the Employer Group and the termination of that employment, other than claims for benefits under the actual terms of an employee benefit plan and worker’s compensation. For employees subject to the Age Discrimination in Employment Act, such Release shall be structured so as to comply with the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. § 626(f). The form of Release may vary among categories of employees and from employee to employee within any category of employees.

(w)	“Severance Pay Benefit” means a benefit provided by the Plan, as determined pursuant to Section IV.

(x)	“Subsidiary” means any corporation with respect to which Gilead Sciences, Inc., one or more Subsidiaries, or Gilead Sciences, Inc., together with one or more Subsidiaries, own not less than 80% of the total combined voting power of all classes of stock entitled to vote, or not less than 80% of the total value of all shares of all outstanding classes of stock.

(y)	“Successors and Assigns” means a corporation or other entity acquiring all or substantially all the assets and business of the Company (including the Plan) whether by operation of law or otherwise.

(z)	“Termination of Employment” means the Participant’s cessation of Employee status. For purposes of the Plan, a Termination of Employment shall be determined in accordance with the following standards:

A Termination of Employment will not be deemed to have occurred if the Participant continues to provide services to one or more members of the Employer Group (whether as a common-law employee or an independent contractor) at an annual rate that is 50% or more of the services rendered, on average, during the immediately preceding 36-months of employment with the Employer Group (or if employed by the Employer Group less than 36 months, such lesser period).

A Termination of Employment will be deemed to have occurred if the Participant’s service with the Employer Group (whether as a common-law employee or an independent contractor) is permanently reduced to an annual rate that is less than 20% of the services rendered, on average, during the immediately preceding 36 months of employment with the Employer Group (or if employed by the Employer Group less than 36 months, such lesser period).

If such services are permanently reduced by more than 20% but less than 50% of the average over the prior 36 months (or lesser period), a Termination of Employment may be deemed to occur based on the facts and circumstances, including, but not limited to, whether the Participant is treated as an employee for other purposes such as participation in employee benefit programs, and whether the Participant is able to perform services for other unrelated entities.

In addition to the foregoing, a Termination of Employment will not be deemed to have occurred while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with one or more members of the Employer Group is provided either by statute or contract. If the period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or contract, then the Participant shall be deemed to have had a Termination of Employment on the first day immediately following such six-month period. However, where a leave of absence is due to any medically determinable physical or mental impairment expected to last for a continuous period of at least six months, and the condition causes the Participant to be unable to perform the duties of his or her position (or a substantially similar position), then a 29-month period of absence shall be substituted for such six-month period. This definition shall not be interpreted as limiting the right of the Company or any other member of the Employer Group to terminate the employment of an individual while on military leave, sick leave or other bona fide leave of absence, to the extent permissible under applicable law.

(aa)	“Year of Continuous Service” means the number of days (as defined by the Company in written rules adopted by it from time to time) of Continuous Service, divided by 365. A Participant’s Severance Pay Benefit calculation shall include both full and any partial Years of Continuous Service.

APPENDIX A

Chief Executive Officer

Severance Benefits

A.	Change in Control Severance Pay Benefit.

If a Severance Pay Benefit under Section IV(a)(i) becomes payable within 24 months following or, solely with respect to a Constructive Termination, within the period specified in the definition thereof that precedes a Change in Control (the “Change in Control Period”), the Severance Pay Benefit shall be:

1.	Three times annual Regular Earnings, plus three times the greater of (a) the last bonus paid under the Company’s annual bonus plan applicable to the Participant Bonus Plan or (b) the target bonus under the Company’s annual bonus plan applicable to the Participant for the bonus year in which employment terminates.

2.

Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan (or other arrangement as provided herein) until the earlier of (a) the end of the thirty-six (36)-month period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage which is coincidental with the Participant’s COBRA continuation period, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Following the completion of such COBRA continuation coverage, the same arrangement shall continue in effect, to the extent such coverage is provided by one more insured group health plans maintained by the Company for its current and former employees. In the absence of such insured plans, the Participant shall, following the expiration of the COBRA coverage period, obtain medical care insurance for himself or herself and his or her eligible family members at the same level of coverage in effect at the end of the COBRA coverage period. The Participant shall submit appropriate evidence of each premium paid for such insurance within sixty (60) days after payment, and the Company shall within thirty (30) days thereafter reimburse the Participant for the portion of that premium payment in excess of the monthly premiums the Participant would have paid for the comparable period of coverage under the Company’s group health plan had the Participant continued to be covered under such plan. During the period such medical care coverage remains in effect hereunder following the COBRA continuation period, the following provisions shall govern the arrangement: (a) the amount of medical care expenses eligible for reimbursement in any one calendar year of such coverage (or any in-kind medical care coverage provided in any one calendar year) shall not affect the amount of expenses eligible for reimbursement (or the in-kind benefits to be provided) in any subsequent calendar year for which medical care coverage is to be provided hereunder; (ii) any reimbursement of medical care expenses covered hereunder shall be made by the Company as soon as administratively practicable following the incurrence of those expenses, but in no event later than the close of the calendar year following the calendar year in which those expenses are incurred; and (iii) the right to such continued medical care coverage cannot be liquidated or exchanged for any other benefit. Further, as a condition of the coverage provided under this section A.2, the Participant will be required to notify the Company upon securing comparable coverage from another employer during such thirty-six (36)-month period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

3.	Outplacement services for 12 months following the date of Termination of Employment.

4.

An additional payment in an amount such that after payment by the Participant of all taxes (including, without limitation, any income and employment taxes and any interest and penalties imposed thereon) and the excise tax imposed on such additional payment pursuant to Section 4999 of the Code, there remains an amount equal to the excise tax imposed pursuant to Section 4999 of the Code on the Severance Pay Benefit and any other payment in the nature of compensation that constitutes a “parachute payment” under Section 280G of the Code (the “Excise Tax”). All calculations required pursuant to this provision shall be performed by an independent registered public company accounting firm retained by the Company for such purpose and shall be based on information supplied by the Company and the Participant. For any parachute payments occurring at the time of the Change in Control, the relevant calculations shall be completed within ten (10) business days after the effective date of such Change in Control, and for any parachute payments attributable to the Participant’s Termination of Employment, the calculations shall be completed within ten (10) business days after the effective date of such termination. Such calculations shall be conclusive and binding on all interested persons. In the event that the Participant’s actual Excise Tax liability is determined by a Final Determination to be greater than the Excise Tax liability taken into account for purposes of the additional payment initially made to the Participant pursuant to the preceding provisions of this section A.4, then within forty-five (45) days following that Final Determination, the Participant shall notify the Company of such determination, and a new Excise Tax calculation based upon that Final Determination shall be made within the next forty-five (45) days. The Company shall make a supplemental tax gross up payment (as calculated in the same manner as the initial payment hereunder) to the Participant attributable to that excess Excise Tax liability within ten (10)

business days after the amount of the supplemental payment is calculated. In the event that the Participant’s actual Excise Tax liability is determined by a Final Determination to be less than the Excise Tax liability taken into account for purposes of the additional payment made to him or her pursuant to the preceding provisions of this section A.4, then the Participant shall refund to the Company, promptly upon receipt, any federal or state tax refund attributable to the Excise Tax overpayment. For purposes of this section A.4, a “Final Determination” means an audit adjustment by the Internal Revenue Service that is either (i) agreed to by both the Participant and the Company (such agreement by the Company to be not unreasonably withheld) or (ii) sustained by a court of competent jurisdiction in a decision with which the Participant and the Company concur or with respect to which the period within which an appeal may be filed has lapsed without a notice of appeal being filed. In no event shall the additional payment or the supplemental payment be made no later than the end of the calendar year that follows the calendar year in which the related taxes are remitted by or on behalf of the Participant, or such other specified time or schedule that may be permitted under Section 409A of the Code.

B.	Severance Pay Benefit.

If a Severance Pay Benefit under Section IV(a)(i) becomes payable upon completion of six or more months of Continuous Service and at any time other than within the Change in Control Period as defined in paragraph A of the Appendix A, then the Severance Pay Benefit shall be:

1.	Two times annual Regular Earnings plus two times the target bonus under the Company’s annual bonus plan applicable to the Participant for the bonus year in which employment terminates, prorated for the number of months of employment in the bonus year.

2.

Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to COBRA, the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan (or other arrangement as provided herein) until the earlier of (a) the end of the twenty-four (24) month period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage which is coincidental with the Participant’s COBRA continuation period, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Following the completion of such COBRA continuation coverage, the same arrangement shall continue in effect, to the extent such coverage is provided by one more insured group health plans maintained by the Company for its current and former employees. In the absence of such insured plans, the Participant shall, following the expiration of the COBRA coverage period, obtain medical care insurance for himself or herself and his or her eligible family members at the same level of coverage in effect at the end of the COBRA coverage period. The Participant shall submit appropriate evidence of each premium paid for such insurance within sixty (60) days after payment, and the Company shall within thirty (30) days thereafter reimburse the Participant for the portion of that premium payment in excess of the monthly premiums the Participant would have paid for the comparable period of coverage under the Company’s group health plan had the Participant continued to be covered under such plan. During the period such medical care coverage remains in effect hereunder following the COBRA continuation period, the following provisions shall govern the arrangement: (a) the amount of medical care expenses eligible for reimbursement in any one calendar year of such coverage (or any in-kind medical care coverage provided in any one calendar year) shall not affect the amount of expenses eligible for reimbursement (or the in-kind benefits to be provided) in any subsequent calendar year for which medical care coverage is to be provided hereunder; (ii) any reimbursement of medical care expenses covered hereunder shall be made by the Company as soon as administratively practicable following the incurrence of those expenses, but in no event later than the close of the calendar year following the calendar year in which those expenses are incurred; and (iii) the right to such continued medical care coverage cannot be liquidated or exchanged for any other benefit. Further, as a condition of the coverage provided under this section B.2, the Participant will be required to notify the Company upon securing comparable coverage from another employer during such twenty-four (24)-month period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

3.	Outplacement services for 12 months following the date of Termination of Employment.

APPENDIX B

Executive Vice President and

Senior Vice President

Severance Benefits

A.	Change in Control Severance Pay Benefit.

If a Severance Pay Benefit under Section IV(a)(i) becomes payable within 18 months following or, solely with respect to a Constructive Termination, within the period specified in the definition thereof that precedes a Change in Control (the “Change in Control Period”), the Severance Pay Benefit shall be:

1.	2.5 times annual Regular Earnings, plus 2.5 times the greater of (a) the last bonus paid under the Company’s annual bonus plan applicable to the Participant or (b) the target bonus under the Company’s annual bonus plan applicable to the Participant for the bonus year in which employment terminates.

2.

Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan (or other arrangement as provided herein) until the earlier of (a) the end of the thirty (30)-month period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage which is coincidental with the Participant’s COBRA continuation period, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Following the completion of such COBRA continuation coverage, the same arrangement shall continue in effect, to the extent such coverage is provided by one more insured group health plans maintained by the Company for its current and former employees. In the absence of such insured plans, the Participant shall, following the expiration of the COBRA coverage period, obtain medical care insurance for himself or herself and his or her eligible family members at the same level of coverage in effect at the end of the COBRA coverage period. The Participant shall submit appropriate evidence of each premium paid for such insurance within sixty (60) days after payment, and the Company shall within thirty (30) days thereafter reimburse the Participant for the portion of that premium payment in excess of the monthly premiums the Participant would have paid for the comparable period of coverage under the Company’s group health plan had the Participant continued to be covered under such plan. During the period such medical care coverage remains in effect hereunder following the

COBRA continuation period, the following provisions shall govern the arrangement: (a) the amount of medical care expenses eligible for reimbursement in any one calendar year of such coverage (or any in-kind medical care coverage provided in any one calendar year) shall not affect the amount of expenses eligible for reimbursement (or the in-kind benefits to be provided) in any subsequent calendar year for which medical care coverage is to be provided hereunder; (ii) any reimbursement of medical care expenses covered hereunder shall be made by the Company as soon as administratively practicable following the incurrence of those expenses, but in no event later than the close of the calendar year following the calendar year in which those expenses are incurred; and (iii) the right to such continued medical care coverage cannot be liquidated or exchanged for any other benefit. Further, as a condition of the coverage provided under this section A.2, the Participant will be required to notify the Company upon securing comparable coverage from another employer during such thirty (30)-month period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

3.	Outplacement services for 6 months following the date of Termination of Employment.

4.

An additional payment in an amount such that after payment by the Participant of all taxes (including, without limitation, any income and employment taxes and any interest and penalties imposed thereon) and the excise tax imposed on such additional payment pursuant to Section 4999 of the Code, there remains an amount equal to the excise tax imposed pursuant to Section 4999 of the Code on the Severance Pay Benefit and any other payment in the nature of compensation that constitutes a “parachute payment” under Section 280G of the Code (the “Excise Tax”). All calculations required pursuant to this provision shall be performed by an independent registered public company accounting firm retained by the Company for such purpose and shall be based on information supplied by the Company and the Participant. For any parachute payments occurring at the time of the Change in Control, the relevant calculations shall be completed within ten (10) business days after the effective date of such Change in Control, and for any parachute payments attributable to the Participant’s Termination of Employment, the calculations shall be completed within ten (10) business days after the effective date of such termination. Such calculations shall be conclusive and binding on all interested persons. In the event that the Participant’s actual Excise Tax liability is determined by a Final Determination to be greater than the Excise Tax liability taken into account for purposes of the additional payment initially made to the Participant pursuant to the preceding provisions of this section A.4, then within forty-five (45) days following that Final Determination, the Participant shall notify the Company of such determination, and a new Excise Tax calculation based upon that Final Determination shall be made within the next forty-five (45) days. The Company shall make a supplemental tax gross up payment (as calculated in the same manner as the initial payment hereunder) to the Participant attributable to that excess Excise Tax liability within ten (10) business days after the amount of the supplemental payment is calculated. In the event that the Participant’s actual Excise Tax liability is determined by a Final Determination to be less than the Excise Tax liability taken into account for purposes of the additional payment made to him or her pursuant to the preceding provisions of this section A.4, then the Participant shall refund to the Company, promptly upon receipt, any federal or state tax refund attributable to the Excise Tax overpayment. For purposes of this section A.4, a “Final Determination” means an audit adjustment by the Internal Revenue Service that is either (i) agreed to by both the Participant and the Company (such agreement by the Company to be not unreasonably withheld) or (ii) sustained by a court of competent jurisdiction in a decision with which the Participant and the Company concur or with respect to which the period within which an appeal may be filed has lapsed without a notice of appeal being filed. In no event shall the additional payment or the supplemental payment be made no later than the end of the calendar year that follows the calendar year in which the related taxes are remitted by or on behalf of the Participant, or such other specified time or schedule that may be permitted under Section 409A of the Code.

B.	Severance Pay Benefit.

If a Severance Benefit under Section IV(a)(i) becomes payable upon completion of six or more months of Continuous Service and at any time other than within the Change in Control Period as defined in paragraph A of this Appendix B, then the Severance Pay Benefit shall be:

1.	1.5 times annual Regular Earnings plus 1.0 times the target bonus under the Company’s annual bonus plan applicable to the Participant for the bonus year in which employment terminates, prorated for the number of months of employment in the bonus year.

2.

Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to COBRA, the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan (or other arrangement as provided herein) until the earlier of (a) the end of the eighteen (18)-month period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage which is coincidental with the Participant’s COBRA continuation period, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Following the completion of such COBRA continuation coverage, the same arrangement shall continue in effect, to the extent such coverage is provided by one more insured group health plans maintained by the Company for its current and former employees. In the absence of such insured plans, the Participant shall, following the expiration of the COBRA coverage period, obtain medical care insurance for himself or herself and his or her eligible family members at the same level of coverage in effect at the end of the COBRA coverage period. The Participant shall submit appropriate evidence of each premium paid for such insurance within sixty (60) days after payment, and the Company shall within thirty (30) days thereafter reimburse the Participant for the portion of that premium payment in excess of the monthly premiums the Participant would have paid for the comparable period of coverage under the Company’s group health plan had the Participant continued to be covered under such plan. During the period such medical care coverage remains in effect hereunder following the COBRA continuation period, the following provisions shall govern the arrangement: (a) the amount of medical care expenses eligible for reimbursement in any one calendar year of such coverage (or any in-kind medical care coverage provided in any one calendar year) shall not affect the amount of expenses eligible for reimbursement (or the in-kind benefits to be provided) in any subsequent calendar year for which medical care coverage is to be provided hereunder; (ii) any reimbursement of medical care expenses covered hereunder shall be made by the Company as soon as administratively practicable following the incurrence of those expenses, but in no event later than the close of the calendar year following the calendar year in which those expenses are incurred; and (iii) the right to such continued medical care coverage cannot be liquidated or exchanged for any other benefit. Further, as a condition of the coverage provided under this section B.2, the Participant will be required to notify the Company upon securing comparable coverage from another employer during such eighteen (18)-month period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

3.	Outplacement services for 6 months following the date of Termination of Employment.

APPENDIX C

Vice President and Senior Advisor

Severance Benefits

A.	Change in Control Severance Pay Benefit – For All Vice Presidents and Senior Advisors.

If a Severance Pay Benefit under Section IV(a)(i) becomes payable within 12 months following or, solely with respect to a Constructive Termination, the period specified in the definition thereof that precedes a Change in Control (the “Change in Control Period”), the Severance Pay Benefit shall be:

1.	1.5 times annual Regular Earnings, plus 1.5 times the greater of (a) the last bonus paid under the Company’s annual bonus plan applicable to the Participant or (b) the target bonus under the Company’s annual bonus plan applicable to the Participant for the bonus year in which employment terminates.

2.	Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan until the earlier of (a) the end of the eighteen (18)-month period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage (which is coincidental with the Participant’s COBRA continuation period), the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Further, as a condition of the coverage provided under this section A.2, the Participant will be required to notify the Company upon securing comparable coverage from another employer during such eighteen (18)-month period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under the COBRA.

3.	Outplacement services for 6 months following the date of Termination of Employment.

4.

An additional payment in an amount such that after payment by the Participant of all taxes (including, without limitation, any income and employment taxes and any interest and penalties imposed thereon) and the excise tax imposed on such additional payment pursuant to Section 4999 of the Code, there remains an amount equal to the excise tax imposed pursuant to Section 4999 of the Code on the Severance Pay Benefit and any other payment in the nature of compensation that constitutes a “parachute payment” under Section 280G of the Code (the “Excise Tax”). All calculations required pursuant to this provision shall be performed by an independent registered public company accounting firm retained by the Company for such purpose and shall be based on information supplied by the Company and the Participant. For any parachute payments occurring at the time of the Change in Control, the relevant calculations shall be completed within ten (10) business days after the effective date of such Change in Control, and for any parachute payments attributable to the Participant’s Termination of Employment, the calculations shall be completed within ten (10) business days after the effective date of such termination. Such calculations shall be conclusive and binding on all interested persons. In the event that the Participant’s actual Excise Tax liability is determined by a Final Determination to be greater than the Excise Tax liability taken into account for purposes of the additional payment initially made to the Participant pursuant to the preceding provisions of this section A.4, then within forty-five (45) days following that Final Determination, the Participant shall notify the Company of such determination, and a new Excise Tax calculation based upon that Final Determination shall be made within the next forty-five (45) days. The Company shall make a supplemental tax gross up payment (as calculated in the same manner as the initial payment hereunder) to the Participant attributable to that excess Excise Tax liability within ten (10) business days after the amount of the supplemental payment is calculated. In the event that the Participant’s actual Excise Tax liability is determined by a Final Determination to be less than the Excise Tax liability taken into account for purposes of the additional payment made to him or her pursuant to the preceding provisions of this section A.4, then the Participant shall refund to the Company, promptly upon receipt, any federal or state tax refund attributable to the Excise Tax overpayment. For purposes of this section A.4, a “Final Determination” means an audit adjustment by the Internal Revenue Service that is either (i) agreed to by both the Participant and the Company (such agreement by the Company to be not unreasonably withheld) or (ii) sustained by a court of competent jurisdiction in a decision with which the Participant and the Company concur or with respect to which the period within which an appeal may be filed has lapsed without a notice of appeal being filed. In no event shall the additional payment or the supplemental payment be made no later than the end of the calendar year that follows the calendar year in which the related taxes are remitted by or on behalf of the Participant, or such other specified time or schedule that may be permitted under Section 409A of the Code.

B.	Severance Pay Benefit for Vice Presidents with at least Six Months of Continuous Service

For Vice Presidents who have completed six or more months of Continuous Service at the time they become eligible for a severance benefit under Section IV(a)(i), if the Severance Pay Benefit becomes payable at any time other than the Change in Control Period as defined in paragraph A of this Appendix C, then the Severance Pay Benefit shall be:

1.	1.0 times annual Regular Earnings.

2.	Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to COBRA, the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan until the earlier of (a) the end of the twelve (12)-month period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Further, as a condition of the coverage provided under this section B.2, the Participant will be required to notify the Company upon securing comparable coverage from another employer during such twelve (12)-month period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

3.	Outplacement services for 6 months following the date of Termination of Employment.

C.	Severance Pay Benefit for Vice Presidents with less than Six Months of Continuous Service

For Vice Presidents who have not completed six or more months of Continuous Service but are otherwise eligible for a severance benefit under Section IV(a)(i), if the Severance Pay Benefit becomes payable at any time other than the Change in Control Period as defined in paragraph A of this Appendix C, then the Severance Pay Benefit shall be:

1.	4 months of Regular Earnings.

2.

Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to COBRA, the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan until the earlier of (a) the end of the four (4)-month period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Further, as a condition of the coverage provided under this section C.2, the Participant will be required to notify the Company upon securing comparable coverage from another employer during such four (4)-month period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

3.	Outplacement services for 1 month following the date of Termination of Employment.

Senior Advisors shall not be entitled to any benefits under Sections B and C of this Appendix C.

APPENDIX D

Severance Benefits for Eligible Employees

other than Chief Executive Officer,

Executive Vice President, Senior Vice President,

Vice President and Senior Advisor

This Appendix is effective for covered individuals who cease Employee status on or after May 8, 2007, unless they have a pre-existing contract providing a different level of severance pay.

A.	Change in Control Severance Pay Benefit.

If a Severance Pay Benefit under Section IV(a)(i) becomes payable within 12 months following a Change in Control (the “Change in Control Period”), then regardless of the period of Continuous Service the Severance Pay Benefit shall be:

1.	Eligible Employees in Grades 31 through 34:

a.	Three weeks of Regular Earnings times Years of Continuous Service, with a maximum of 52 weeks of Regular Earnings and a minimum of 22 weeks of Regular Earnings.

b.	Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan until the earlier of (a) the end of the severance payment period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Further, as a condition of such coverage, the Participant will be required to notify the Company upon securing comparable coverage from another employer during the severance payment period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

c.	Outplacement services for 6 months following the date of Termination of Employment.

2.	Eligible Employees in Grades 25 through 30:

a.	Three weeks of Regular Earnings times Years of Continuous Service, with a maximum of 39 weeks of Regular Earnings and a minimum of 13 weeks of Regular Earnings.

b.	Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to COBRA, the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan until the earlier of (a) the end of the severance payment period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Further, as a condition of such coverage, the Participant will be required to notify the Company upon securing comparable coverage from another employer during the severance payment period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

c.	Outplacement services for 3 months following the date of Termination of Employment.

3.	Eligible Employees in Grades 21 through 24:

a.	Three weeks of Regular Earnings times Years of Continuous Service, with a maximum of 26 weeks of Regular Earnings and a minimum of 9 weeks of Regular Earnings.

b.

Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to COBRA, the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan until the earlier of (a) the end of the severance payment period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees;

however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Further, as a condition of such coverage, the Participant will be required to notify the Company upon securing comparable coverage from another employer during the severance payment period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

c.	Outplacement services for 1 week following the date of Termination of Employment.

B.	General Severance Pay Benefit.

If a Severance Benefit under Section IV(a)(i) becomes payable upon completion of six or more months of Continuous Service and at any time other than within the Change in Control Period as defined in paragraph A of this Appendix D, then the Severance Pay Benefit shall be:

1.	Eligible Employees in Grades 31 through 34.

a.	Three weeks of Regular Earnings times Years of Continuous Service, with a maximum of 39 weeks of Regular Earnings and a minimum of 13 weeks of Regular Earnings.

b.

Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to COBRA, the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan until the earlier of (a) the end of the severance payment period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Further, as a condition of such coverage, the Participant will be required to notify the Company upon securing comparable coverage from another employer during the severance payment period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

c.	Outplacement services for 3 months following the date of Termination of Employment.

2.	Eligible Employees in Grades 25 through 30:

a.	Three weeks of Regular Earnings times Years of Continuous Service, with a maximum of 39 weeks of Regular Earnings and a minimum of 13 weeks of Regular Earnings.

b.	Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to COBRA, the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan until the earlier of (a) the end of the severance payment period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Further, as a condition of such coverage, the Participant will be required to notify the Company upon securing comparable coverage from another employer during the severance payment period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

c.	Outplacement services for 3 months following the date of Termination of Employment.

3.	Eligible Employees in Grades 21 through 24:

a.	Three weeks of Regular Earnings times Years of Continuous Service, with a maximum of 26 weeks of Regular Earnings and a minimum of 9 weeks of Regular Earnings.

b.	Provided the Participant elects to continue medical care coverage under the Company’s medical benefit plans pursuant to COBRA, the Company will provide such continuation coverage for the Participant (including, if applicable, the Participant’s eligible family members) under the Company’s group health plan until the earlier of (a) the end of the severance payment period following the date of Termination of Employment or (b) the date the Participant secures comparable group health plan coverage from another employer. During the period of such continued medical care coverage, the Company shall pay its share of the monthly premium (if any) for group health plan coverage to the same extent it pays for coverage for similarly situated active employees; however, such payment is contingent upon the Participant’s timely payment of the employee portion of any monthly premium. Further, as a condition of such coverage, the Participant will be required to notify the Company upon securing comparable coverage from another employer during the severance payment period. The period of continuation coverage provided by the Company shall reduce the number of months of continuation coverage which the Participant (including, if applicable, the Participant’s eligible family members) is entitled to receive under COBRA.

c.	Outplacement services for 1 week following the date of Termination of Employment.

C.	General Severance Pay Benefit Without Six Months of Continuous Service.

For Eligible Employees in Grades 21 through 34 who have not completed six or more months of Continuous Service but are eligible for a severance benefit under Section IV(a)(i), if the Severance Pay Benefit becomes payable at any time other than within the Change Control Period as defined in paragraph A of this Appendix D, then the Severance Pay Benefit shall be:

1.	4 weeks of Regular Earnings.

2.	Continuation of coverage under and Company contributions toward the cost of the Company’s medical benefit plans for the period of severance pay. Such continuation period shall reduce the period of COBRA coverage to which the Participant is entitled. At the end of this period of continuation coverage the Participant may, at his or her own expense, continue COBRA coverage for the remainder of the period, if any, for which the Participant is eligible under COBRA.

3.	Outplacement services for 1 week following the date of Termination of Employment.